Exhibit 99.1

Vaxart Announces Update to BARDA Funding Award to Reflect Current Scope of COVID-19 Oral Pill Vaccine Trial

Latest Modification is Important Required Step to Releasing 12-month Data from 400-participant Sentinel Cohort

Funding to Advance Data Analysis from More Than 5,000 Trial Participants

Ahead of Key Trial Results

SOUTH SAN FRANCISCO, Calif., June 25, 2026 — Vaxart, Inc. (OTCQX: VXRT) (“Vaxart” or the “Company”), a clinical-stage biotechnology company developing a range of oral vaccines based on its proprietary delivery platform, today announced that it has entered into a contract modification that releases additional funding from BARDA, through a contract with Advanced Technology International (“ATI”), to support continuation of the Company’s ongoing Phase 2b COVID-19 oral pill vaccine candidate and advance the next phase of data analysis.

Overall funding available for the trial is now approximately $345 million, a decrease of approximately $116 million from its prior modification, following an approximately 50% reduction in participants enrolled in the trial as the result of a BARDA partial termination ordered on August 5, 2025. Per the Company’s contract with ATI, the total funding amount available to Vaxart represents an estimate of the costs that will be incurred in the study as it is currently contemplated.

In addition, the latest modification allows for the release of approximately $29 million for completion of the trial and exploratory analyses to further evaluate safety and efficacy, enabling Vaxart to conduct deeper analytics from the trial data set. As a result, Vaxart intends to report 12-month data from the 400-participant Sentinel Cohort in the coming weeks and 12-month data from the 5,085-participant main cohort in the first half of 2027.

“This contract modification was a necessary step to unblinding and reporting the first set of data from our sentinel cohort and underscores our progress toward the completion and reporting of the full data set from this breakthrough study,” said Steven Lo, Chief Executive Officer of Vaxart. “The additional analytics should bring forward a more comprehensive understanding of the trial data. Building on the successful enrollment of more than 5,000 trial participants in the main cohort of the study, we believe that we are well positioned to further validate the potential of our oral pill vaccine platform and create value for our stakeholders.”

Funding for this award was received under Project NextGen, an initiative led by BARDA and the National Institute of Allergy and Infectious Diseases (NIAID) to accelerate and streamline the development of the next generation of innovative COVID-19 vaccines, therapeutics, and enablers. This project has been funded in whole or in part with federal funds from the Department of Health and Human Services; Administration for Strategic Preparedness and Response (ASPR); Biomedical Advanced Research and Development Authority (BARDA), under Other Transaction Number: 75A50123D00005.

About Vaxart
Vaxart is a clinical-stage biotechnology company developing a range of oral recombinant vaccines based on its proprietary delivery platform. Vaxart vaccines are designed to be administered using pills that can be stored and shipped without refrigeration and eliminate the risk of needle-stick injury. Vaxart believes that its proprietary pill vaccine delivery platform is suitable to deliver recombinant vaccines, positioning the company to develop oral versions of currently marketed vaccines and to design recombinant vaccines for new indications. Vaxart’s development programs currently include pill vaccines designed to protect against coronavirus, norovirus and influenza, as well as a therapeutic vaccine for human papillomavirus (HPV), Vaxart’s first immune-oncology indication. Vaxart has filed broad domestic and international patent applications covering its proprietary technology and creations for oral vaccination using adenovirus and TLR3 agonists.

Note Regarding Forward-Looking Statements
This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding Vaxart's strategy, prospects, plans and objectives, funding milestones, the results of the FDA’s review of any trials, studies, or data, results from clinical trials and the timing of such results and such trials, and beliefs and expectations of management are forward-looking statements. These forward-looking statements may be accompanied by such words as “should,” “believe,” “could,” “potential,” “will,” “expected,” “anticipate,” “plan,” and other words and terms of similar meaning. Examples of such statements include, but are not limited to, statements relating to Vaxart’s ability to complete the Phase 1 trial of its oral bivalent norovirus vaccine; Vaxart's ability to develop and commercialize its product candidates, including its vaccine booster products; Vaxart's expectations regarding clinical results and trial data, including their design, and the timing of such trials and of receiving and reporting such clinical results and trial data; Vaxart’s expectations regarding timing of enrollment in studies; and Vaxart's expectations with respect to the effectiveness of its product candidates and the potential of its vaccine pill platform. Vaxart may not actually achieve the plans, carry out the intentions, or meet the expectations or projections disclosed in the forward-looking statements, and you should not place undue reliance on these forward-looking statements. Actual results or events could differ materially from the plans, intentions, expectations, and projections disclosed in the forward-looking statements. Various important factors could cause actual results or events to differ materially from the forward-looking statements that Vaxart makes, including uncertainties inherent in research and development, including the ability to meet anticipated clinical endpoints, commencement, and/or completion dates for clinical trials, regulatory submission dates, regulatory approval dates, and/or launch dates, as well as the possibility of unfavorable new clinical data and further analyses of existing clinical data; the risk that clinical trial data are subject to differing interpretations and assessments by regulatory authorities; whether regulatory authorities will be satisfied with the design of and results from the clinical studies; decisions by regulatory authorities impacting labeling, manufacturing processes, and safety that could affect the availability or commercial potential of any product candidate, including the possibility that Vaxart's product candidates may not be approved by the FDA or non-U.S. regulatory authorities; that, even if approved by the FDA or non-U.S. regulatory authorities, Vaxart's product candidates may not achieve broad market acceptance; that a Vaxart collaborator may not attain development and commercial milestones; that Vaxart or its partners may experience manufacturing issues and delays due to events within, or outside of, Vaxart's or its partners' control; difficulties in production, particularly in scaling up initial production, including difficulties with production costs and yields, quality control, including stability of the product candidate and quality assurance testing, shortages of qualified personnel or key raw materials, and compliance with strictly enforced federal, state, and foreign regulations; that Vaxart may not be able to obtain, maintain, and enforce necessary patent and other intellectual property protection; that Vaxart's capital resources may be inadequate; Vaxart's ability to resolve pending legal matters; Vaxart's ability to obtain sufficient capital to fund its operations on terms acceptable to Vaxart, if at all; the impact of government healthcare proposals and policies; competitive factors; and other risks described in the "Risk Factors" sections of Vaxart's Quarterly and Annual Reports filed with the U.S. Securities and Exchange Commission. Vaxart does not assume any obligation to update any forward-looking statements, except as required by law.

Contact
Vaxart Media and Investor Relations:
FINN Partners
IR@vaxart.com